SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 1, 2006

                             ON2 TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                     1-15117
                            (Commission File Number)

                                   84-1280679
                        (IRS Employer Identification No.)

                21 CORPORATE DRIVE, SUITE 103, NEW YORK NY 12065
               (Address, including zip code, and telephone number,
                             including area code, of
                    Registrant's principal executive offices)

                                 NOT APPLICABLE
       (Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Entry into Employment Agreement with Bill Joll

      On May 1, 2006, On2 Technologies, Inc. (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Bill Joll, pursuant to which the Company appointed Mr. Joll the President and CEO of the Company. The Employment Agreement is effective as of May 8, 2006 and expires on May 7, 2008. The Employment Agreement provides for payment to Mr. Joll based on an annual base salary of $325,000. In addition, the Employment Agreement provides that:

      o for the first calendar year, Mr. Joll will be entitled to receive a Bonus (the "First Year Bonus") ranging from 33% of his base salary for achievement of a budget acceptable to the Board to 67% of his base salary if and only if the Company attains positive earnings before interest, taxes, depreciation and amortization;

      o for each subsequent full calendar year of the term, Mr. Joll's bonus, if any, will be in accordance with a senior management bonus scheme, with the achievable range for the Bonus to range between from 33% of base salary to 100+% of base salary based upon actual performance against such goals. The amount of the bonus, if any, shall be increased or decreased, at the Board's discretion, if the Company's performance is better than or is less than the agreed-upon goals;

      o Mr. Joll will be awarded an option to purchase 1.5 million shares of the common stock of the Company, par value $0.01 ("Common Stock"), vesting according to the following schedule: 333,334 vesting on May 8, 2006, 333,333 vesting on November 8, 2006, 333,333 vesting on May 8, 2007, and 500,000 vesting on May 8, 2008;

      o if Mr. Joll is terminated without cause or resigns his employment for good reason, he will be entitled to receive one year's base salary; immediate vesting of 50% of his unvested options with 12 months to exercise such options, and a pro rata share of his bonus, if any; and

      o if, following a change in control of the Company, Mr. Joll is terminated without cause or resigns his employment for good reason, he will be entitled to receive receive two years' base salary; immediate vesting of 100% of his unvested options with 12 months to exercise such options, and a pro rata share of his bonus, if any.

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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On May 4, 2006, On2 Technologies, Inc., issued a press release announcing its financial results for the fiscal quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

      The information in this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

Termination of Employment of James Meyer as Interim CEO of the Company

      On May 2, 2006, James Meyer announced that he had resigned his position as interim CEO of the Company, effective May 8, 2006. Mr. Meyer will continue to serve on the Company's Board of Directors.

Appointment of Bill Joll as President and CEO

      On May 1, 2006, the Board appointed Bill Joll as President and CEO of the Company, effective May 8, 2006. Mr. Joll is 49 years old. From April 2005 to February 2006, Mr. Joll was a vice-president at RealNetworks, Inc. Prior to that, Mr. Joll served as CEO of Maple Optical from June 2000 to February 2002, and of Threshold Networks from September 2002 to April 2005. Mr. Joll holds bachelor's and master's degrees in electrical engineering from the University of Manitoba and is a citizen of the United States, Canada and the United Kingdom.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Text of press release issued by On2 Technologies, Inc., dated May 4, 2006.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 4, 2006                              ON2 TECHNOLOGIES, INC.

                                               By:    /s/ James Meyer
                                                      -----------------------
                                               Name:  James Meyer
                                               Title: Interim CEO




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                             On2 Technologies, Inc.
                           Current Report On Form 8-K
                                Dated May 4, 2006

                                  EXHIBIT INDEX

    EXHIBIT NUMBER     DESCRIPTION


         99.1          Press Release dated May 4, 2006